UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

BRISAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-55254-39	87-0485315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Rainbow Blvd., Suite 300 Las Vegas, Nevada	89107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 448-8150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2008, the Registrant’s newly formed wholly owned subsidiary, Brisam Energy Inc. (“Brisam Energy”), entered into a letter agreement with Trillium Management Ltd. (“Trillium”), whereby Brisam Energy and Trillium have agreed to work together to create a strategic relationship for locating and participating in natural resource opportunities in Canada. Trillium has agreed to locate certain opportunities for review by Brisam Energy. Following review and approval, Brisam Energy has agreed to use its best efforts to fund Trillium with up to $5 million to be used for funding and development of opportunities. A copy of the letter agreement is attached hereto as Exhibit 10.1.

A copy of Brisam Energy’s articles of incorporation are attached hereto as Exhibit 3(i).

Section 8 – Other Events

Item 8.01 Other Events

On February 26, 2008, the Registrant issued a press release disclosing a corporate update and the Trillium agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits.

Exhibit Number	Description
3(i)	Brisam Energy Inc. Articles of Incorporation
10.1	Trillium Letter Agreement dated February 14, 2008
99.1	Press Release dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BRISAM CORPORATION

By:/s/ Ira Lyons
Ira Lyons, President

Date: March 5, 2008